Exhibit 99.1

Contact:	Chaka Patterson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-7234

Kathleen Cantillon
Corporate Communications
312-394-2794

Exelon Announces Fourth Quarter and Full Year 2008 Results;

Reaffirms 2009 Earnings Guidance

CHICAGO (January 22, 2009) – Exelon Corporation’s (Exelon) fourth quarter 2008 consolidated earnings prepared in accordance with GAAP were $707 million, or $1.07 per diluted share, compared with earnings of $562 million, or $0.84 per share, in the fourth quarter of 2007. Full year 2008 consolidated earnings prepared in accordance with GAAP were $2,737 million, or $4.13 per diluted share, compared with $2,736 million, or $4.05 per diluted share in 2007.

Exelon’s adjusted (non-GAAP) operating earnings for the fourth quarter of 2008 were $709 million, or $1.07 per diluted share, compared with $677 million, or $1.02 per diluted share, for the same period in 2007. Full year 2008 adjusted (non-GAAP) operating earnings were $2,781 million, or $4.20 per diluted share, down slightly from 2007 adjusted (non-GAAP) operating earnings of $2,923 million, or $4.32 per diluted share.

“Our full year 2008 earnings results were well within our original guidance range of $4.00 to $4.40 per share and the $4.15 to $4.30 per share range that we announced in early September. Despite the impact of the deteriorating economy, we achieved our 2008 goals of operating excellence in generation and delivery, setting the industry standard for our low-carbon platform, and evaluating and pursuing appropriate growth opportunities,” said John W. Rowe, Exelon’s chairman and CEO. “We expect 2009 to be a year of many challenges, but we will work to mitigate the impact and are reaffirming our operating earnings guidance range of $4.00 to $4.30 per share.”

Fourth Quarter Operating Results

The increase in fourth quarter 2008 earnings to $1.07 per share from $1.02 per share in fourth quarter 2007 was primarily due to:

•	higher energy margins at Generation largely due to increased nuclear output and lower purchased power costs, partially offset by higher nuclear fuel costs;

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•	lower costs associated with the possible construction of a new nuclear plant in Texas;

•	increased distribution revenue at Commonwealth Edison Company (ComEd) resulting from the 2007 distribution rate case;

•	the impact in 2007 of a charitable contribution to the Exelon Foundation; and

•	lower interest expense at Generation.

Higher fourth quarter 2008 earnings were partially offset by:

•	the impact of gains realized in 2007 related to decommissioning trust fund investments for the AmerGen Energy Company, LLC (AmerGen) nuclear plants;

•	the impact of decreased income tax benefits associated with Exelon’s tax method of capitalizing overhead costs;

•	higher operating and maintenance expense primarily at Generation; and

•	increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO Energy Company (PECO).

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2008 do not include the following (after-tax) items that were included in reported GAAP earnings:

•	Mark-to-market gains of $93 million, or $0.15 per diluted share, primarily from Generation’s economic hedging activities.

•	Unrealized losses of $68 million, or $0.10 per diluted share, related to decommissioning trust fund investments primarily for the AmerGen nuclear plants.

•	A charge of $26 million, or $0.04 per diluted share, for the costs associated with the 2007 Illinois electric rate settlement agreement.

•	A gain of $21 million, or $0.03 per diluted share, for the resolution of tax matters related to a previous investment in Sithe Energies, Inc. (Sithe) at Generation.

•	A charge of $11 million, or $0.02 per diluted share, associated with ComEd’s 2007 settlement agreement with the City of Chicago.

•	External costs of $11 million, or $0.02 per diluted share, related to Exelon’s proposed acquisition of NRG Energy, Inc. (NRG).

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2007 did not include the following (after-tax) items that were included in reported GAAP earnings:

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A charge of $184 million, or $0.28 per diluted share, for the costs associated with the Illinois electric rate settlement agreement, including ComEd’s customer rate relief programs announced in April 2007.

•	Income of $130 million, or $0.19 per diluted share, for termination of the State Line Energy, L.L.C. power purchase agreement (PPA).

•	A charge of $72 million, or $0.11 per diluted share, associated with Generation’s tolling agreement with Georgia Power related to the contract with Tenaska Georgia Partners, LP.

•	Income of $29 million, or $0.04 per diluted share, related to non-cash deferred tax items.

•	Mark-to-market losses of $22 million, or $0.03 per diluted share, primarily from Generation’s economic hedging activities.

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Earnings of $18 million, or $0.03 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

•	A charge of $14 million, or $0.02 per diluted share, associated with ComEd’s 2007 settlement agreement with the City of Chicago.

2009 Earnings Outlook

Exelon reaffirms its guidance range for 2009 adjusted (non-GAAP) operating earnings of $4.00 to $4.30 per share. Exelon expects adjusted (non-GAAP) operating earnings for the first quarter of 2009 to be in the range of $1.10 to $1.20 per share. Operating earnings guidance is based on the assumption of normal weather.

The outlook for 2009 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	mark-to-market adjustments from economic hedging activities

•	unrealized gains and losses from nuclear decommissioning trust fund investments primarily related to the AmerGen nuclear plants

•	significant impairments of assets, including goodwill

•	changes in decommissioning obligation estimates

•	costs associated with the 2007 Illinois electric rate settlement agreement

•	costs associated with ComEd’s 2007 settlement with the City of Chicago

•	external costs associated with the proposed offer to acquire NRG

•	other unusual items

•	significant future changes to GAAP

Fourth Quarter and Recent Highlights

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Offer to Acquire NRG: On October 19, 2008, Exelon announced its proposal to acquire Princeton, N.J.-based NRG Energy Inc. (NRG). Exelon has offered to acquire all of the outstanding NRG common stock in an all-stock transaction with a fixed exchange ratio of 0.485 share of Exelon common stock for each share of NRG common stock, which represents a 37 percent premium based on the closing prices of Exelon and NRG stock on October 17, 2008, prior to announcement of the proposal. This represents a total equity value of approximately $6.2 billion for NRG based on Exelon’s closing price on October 17, 2008. Following rejection of the proposal by NRG’s board, Exelon brought its offer directly to the NRG shareholders on November 12, 2008, in an exchange offer initially set to expire on January 6, 2009. On January 7, 2009, Exelon extended its exchange offer until 5 p.m. New York City time on February 25, 2009 and announced that NRG shareholders had tendered nearly 46 percent of all outstanding shares of NRG common stock. The proposed transaction is a multi-step process, and Exelon will continue to explore a number of options to bring it to a successful conclusion – including proposing independent, well-qualified nominees to serve on the NRG board of directors who will fulfill their fiduciary duty by acting in the best interest of NRG shareholders.

On December 18, 2008, Exelon filed an application with the Federal Energy Regulatory Commission (FERC) for approval of Exelon’s proposed acquisition of NRG, as required by

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Section 203 of the Federal Power Act. On December 29, 2008, the FERC entered an order setting February 17, 2009 as the last date to comment on Exelon’s application to acquire NRG. On December 17, 2008, Exelon filed notification with the U.S. Department of Justice (DOJ) and the Federal Trade Commission of its intention to acquire NRG, in compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. On January 16, 2009, the Antitrust Division of the DOJ issued a request for additional information.

Exelon previously disclosed that a combined Exelon-NRG would need to divest some generating capacity in Texas and PJM East to protect and enhance competitive markets and mitigate any potential market concentration. As part of its FERC filing, Exelon proposed to divest its three facilities in Texas – Mountain Creek, Handley and LaPorte – totaling approximately 2,400 MW of capacity, and to transfer to a third party Exelon’s power purchase agreements in Texas totaling approximately 1,200 MW of capacity. In addition, the combined company would divest approximately 1,000 MW of generating capacity in the PJM East market, specifically the Indian River, Vienna and Dover plants currently owned by NRG. The proposed divestitures are contingent on the completion of the proposed acquisition of NRG, and would not take place immediately.

On December 22, 2008, Exelon submitted applications with the states of California and New York for approval of the NRG transaction. On December 26, 2008, the Chief Administrative Law Judge for the California Public Utilities Commission returned the application for procedural reasons only. Exelon will refile the application at the appropriate time.

On January 5, 2009, Exelon filed an application with the Public Utility Commission of Texas. Exelon will submit its filings to the Pennsylvania Public Utility Commission and to the Nuclear Regulatory Commission within the next few weeks. Exelon expects to complete the regulatory approval process in 6 to 9 months.

On January 19, 2009, John Rowe and William Von Hoene, executive vice president and general counsel for Exelon, and David Crane, president and CEO for NRG, and Drew Murphy, executive vice president and general counsel for NRG, met in Washington, D.C. During that meeting, Mr. Rowe expressed his view that the exchange ratio initially proposed by Exelon represented a full and fair price for NRG shareholders, with a substantial premium and upside opportunity, and stated that Exelon would not increase its offer without an opportunity to conduct due diligence designed to verify assumed values and identify additional value. Mr. Crane expressed his view that due diligence would not move the price very much and was not willing to allow Exelon to engage in due diligence. Mr. Rowe agreed that a price movement, if any, as a result of due diligence would be small. Mr. Crane said that NRG was focused on “market discovery” regarding options for NRG as a result of interest expressed by other companies. The meeting ended without any agreement or arrangement concerning further discussions, due diligence or other exchange of information. Exelon remains committed to its proposed acquisition of NRG and will continue to pursue its efforts to engage NRG in a constructive dialog.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 34,887 GWhs in the fourth quarter of 2008, compared with 34,296 GWhs in the fourth quarter of 2007. The Exelon-operated nuclear plants completed four scheduled refueling outages in both the fourth quarters of

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2008 and 2007, and the number of outage days totaled 80 and 91, respectively. Higher total nuclear output also was driven by a lower number of non-refueling outage days at the Exelon-operated plants, which totaled 22 days in the fourth quarter of 2008 versus 27 days in the fourth quarter of 2007. Additionally, Salem Unit 1 completed a scheduled refueling in the fourth quarter of 2008, which had a slightly offsetting impact on total output.

For the full year 2008, the Exelon-operated nuclear plants achieved an average capacity factor of 93.9 percent, slightly less than the all-time record 94.5 percent for 2007 due to two additional planned refueling outages in 2008 as compared with 2007. The average annual capacity factor for the Exelon-operated plants during the past five years has been 93.5 percent or more.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 91.5 percent in the fourth quarter of 2008, compared with 83.0 percent in the fourth quarter of 2007, primarily due to an outage at Eddystone Unit 1 in the fourth quarter of 2007. The equivalent availability factor for the hydro facilities was 98.9 percent in the fourth quarter of 2008, compared with 98.6 percent in the fourth quarter of 2007.

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Wind Power Purchase: On October 29, 2008, Generation announced that it had acquired the rights to purchase 198 MW of output from the 396 MW Twin Groves Wind Farm in Bloomington, Illinois. The agreement was purchased from Constellation Energy Commodities Group, Inc. Horizon Wind Energy, LLC, owned by EDP Renováveis, will continue to own and operate the Twin Groves Wind Farm, which began commercial operations in January 2008. The addition of the Twin Groves output brings Generation’s wind power portfolio to 352 MW installed, making Exelon the largest wholesale wind marketer east of the Mississippi.

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PECO Energy Plan Filing: On November 14, 2008, PECO amended its comprehensive Default Service Program and Rate Mitigation Plan with the Pennsylvania Public Utility Commission (PAPUC) seeking approval to provide default electric service following the expiration of rate caps on December 31, 2010. The purpose of the amendment was to address the requirements of Act 129, which was signed into law in October 2008. The original filing on September 10, 2008 included: (1) PECO’s Default Service Program with competitive, full-requirements energy-supply procurement; (2) a voluntary Early Phase-In Plan allowing customers to pre-pay, with interest, expected post-electric generation rate cap increases; (3) a voluntary deferral phase-in plan allowing customers to phase-in rate increases post rate-cap expiration; and (4) an Energy Efficiency Package with energy-efficiency and demand-response programs to help PECO’s customers transition from capped electric generation rates to market-priced generation. PECO has withdrawn its Energy Efficiency Package and will revise its energy efficiency programs consistent with the new requirements of Act 129. The PAPUC will conduct a formal proceeding to give all interested parties the opportunity to examine aspects of the amended filing and make independent recommendations. The process is expected to be completed by July 2009.

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Liquidity Position: During 2008, ComEd and PECO issued $1.3 billion and $950 million of bonds, respectively, primarily to refinance or repay outstanding debt and for other general corporate purposes. Excluding PECO’s securitized transition debt, which is guaranteed to be repaid through customer-collected revenues, Exelon and its subsidiaries have a total of only $29 million of long-term debt, including capital lease obligations, maturing during 2009.

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As of January 16, 2009, Exelon had $7.3 billion of aggregate bank commitments with a diverse group of 23 banks. No single bank has more than 10 percent of the aggregate outstanding commitments at Exelon, and these commitments extend largely through 2012. As of January 16, 2009, Exelon had utilized only approximately $400 million of its capacity under its facilities, leaving $6.9 billion of the total $7.3 billion of capacity available to Exelon. In addition, Exelon had a total of $140 million of commercial paper outstanding.

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Credit Rating Actions: On October 3, 2008, Moody’s Investors Service (Moody’s) upgraded the long-term unsecured rating of ComEd to “Baa3” from “Ba1” and the commercial paper rating to “Prime-3” from “Not Prime”. ComEd’s senior secured rating of “Baa2” remains unchanged, and ComEd’s rating outlook is stable. A Moody’s press release indicated that “the upgrade largely reflects our assessment of the distribution rate case decision” and “also factors in the improved financial flexibility that exists at ComEd as the first mortgage collateral, which had previously secured the company’s $1 billion revolving credit facility was released and replaced by a similar sized unsecured revolving credit facility.”

On October 21, 2008, Standard & Poor’s Ratings Services (S&P) lowered its corporate credit rating on Exelon Corp., Generation and PECO to “BBB” from “BBB+”. S&P lowered the senior unsecured ratings of Exelon Corp. to “BBB-” from “BBB” and of Generation to “BBB” from “BBB+”. The senior secured rating of PECO was lowered to “A-” from “A”. In addition, the ratings of Exelon Corp. and all of its subsidiaries, including ComEd, were placed on CreditWatch with negative implications. S&P indicated concerns about Exelon’s potential credit position related to the proposed offer to acquire NRG. The short-term commercial paper ratings of Exelon Corp. and all of its subsidiaries were affirmed by S&P.

On October 21, 2008, Fitch Ratings, Ltd. placed Exelon and Generation on Rating Watch Negative following the announcement of the proposed offer for NRG.

On November 12, 2008, Moody’s placed the ratings of Exelon, Generation and PECO under review for possible downgrade. In addition, S&P placed the short-term ratings of Exelon, Generation and PECO on CreditWatch with negative implications. These actions were taken after Exelon commenced the exchange offer for NRG’s shares.

OPERATING COMPANY RESULTS

Exelon Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Fourth quarter 2008 net income was $553 million compared with $343 million in the fourth quarter of 2007. Fourth quarter 2008 net income included (all after tax) mark-to-market gains of $93 million from economic hedging activities before the elimination of intercompany transactions, a charge of $23 million for the costs associated with the 2007 Illinois electric rate settlement, income of $21 million associated with the resolution of tax matters related to a previous investment in Sithe and unrealized losses of $68 million related to nuclear decommissioning trust fund investments primarily related to the AmerGen nuclear plants. Fourth quarter 2007 net income included (all after tax) a charge of $179 million for the costs associated with the Illinois electric rate settlement, income of $130 million for termination of the State Line PPA, a charge of $72 million associated with the tolling agreement with Georgia Power, charges of $34 million related to non-cash deferred tax items, and mark-to-market losses of $21 million

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from economic hedging activities. Excluding the impact of these items, Generation’s net income in the fourth quarter of 2008 increased $11 million compared with the same quarter last year, primarily due to:

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higher revenue, net of purchased power and fuel expense, which reflected higher energy margins primarily due to increased nuclear output and lower purchased power costs, partially offset by higher nuclear fuel costs;

•	the impact of a tax expense in 2007 associated with a change in tax method of capitalizing overhead costs; and

•	lower interest expense.

The quarter-over-quarter increase in net income was partially offset by:

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higher operating and maintenance expenses, which largely reflected higher nuclear refueling costs related to a 2008 planned refueling outage at Salem, Generation’s co-owned plant operated by PSEG Nuclear, partially offset by lower costs associated with the possible construction of a new nuclear plant in Texas; and

•	the impact of gains realized in 2007 related to decommissioning trust fund investments for the AmerGen nuclear plants.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $38.28 per MWh in the fourth quarter of 2008 compared with $35.70 per MWh in the fourth quarter of 2007.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $91 million in the fourth quarter of 2008, compared with net income of $67 million in the fourth quarter of 2007. Fourth quarter 2008 net income included an after-tax charge of $3 million for the costs associated with the 2007 Illinois electric rate settlement and an after-tax charge of $11 million for the City of Chicago settlement agreement. Fourth quarter 2007 net income included (all after tax) a charge of $5 million for the costs associated with the Illinois electric rate settlement, including ComEd’s previously announced customer rate relief programs, a charge of $14 million for the City of Chicago settlement agreement and mark-to-market gains of $2 million. Excluding the impact of these items, ComEd’s net income in the fourth quarter of 2008 increased $21 million from the same quarter last year primarily due to:

•	increased distribution revenue due to the ICC final order in the 2007 distribution rate case, which became effective in September 2008.

The increase in net income was partially offset by:

•	the impact of a larger tax benefit recorded in 2007, as compared with a tax benefit recorded in 2008, associated with a change in tax method of capitalizing overhead costs.

In the ComEd service territory in the fourth quarter of 2008, heating degree-days were up 15 percent relative to the same period in 2007 and 8 percent above normal, while cooling-degree days (all in October) were down 82 percent from 2007. ComEd’s total retail kWh deliveries decreased by 1.5 percent in the fourth quarter of 2008 as compared with the same period in 2007, with a 0.9 percent

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decrease in deliveries to the residential customer class. For ComEd, weather had a neutral impact on fourth quarter 2008 earnings relative to 2007 and a favorable after-tax impact of $4 million relative to normal weather that was incorporated in earnings guidance. ComEd’s fourth quarter 2008 revenues of $1,542 million rose from $1,436 million in 2007, primarily reflecting the increased distribution rates.

The number of residential customers being served in the ComEd region increased by 0.1 percent over the fourth quarter of 2007. Weather-normalized retail kWh deliveries decreased by 1.6 percent from the fourth quarter of 2007, primarily driven by a decline in usage per customer. For the full year 2008, weather-normalized retail kWh deliveries decreased by 0.1 percent.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the fourth quarter of 2008 was $80 million, a decrease from $115 million in the fourth quarter of 2007. This decline was primarily due to:

•	higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues; and

•	the impact of a tax benefit in 2007 associated with a change in tax method of capitalizing overhead costs.

In the PECO service territory in the fourth quarter of 2008, heating degree-days were up 9 percent from 2007 and were 2 percent above normal, while cooling degree-days (all in October) were down 83 percent from 2007 and were 10 percent below normal. Retail gas deliveries were up 7 percent from the fourth quarter of 2007. Fourth quarter 2008 revenues were $1,372 million, down from $1,385 million in 2007, primarily due to a 2.4 percent decrease in total retail kWh deliveries driven by the effects of unfavorable weather for cooling in October 2008. For PECO, weather had an unfavorable after-tax impact of $5 million on fourth quarter 2008 earnings relative to 2007 and a favorable after-tax impact of $1 million relative to normal weather that was incorporated in earnings guidance.

The number of residential electric customers being served in the PECO region increased by 0.5 percent over the fourth quarter of 2007. Weather-normalized retail kWh deliveries decreased by 1.1 percent from the fourth quarter of 2007, primarily reflecting a decrease in large commercial and industrial deliveries. For the full year 2008, weather-normalized retail kWh deliveries increased by 0.6 percent.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from nuclear decommissioning trust fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on January 22, 2009.

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Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on January 22, 2009. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 79907514. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until February 6. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 79907514.

Important Additional Information

This news release relates, in part, to the offer (the “Offer”) by Exelon Corporation (“Exelon”) through its direct wholly-owned subsidiary, Exelon Xchange Corporation (“Xchange”), to exchange each issued and outstanding share of common stock (the “NRG shares”) of NRG Energy, Inc. (“NRG”) for 0.485 of a share of Exelon common stock. This news release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, NRG shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (Reg. No. 333-155278) (including the Letter of Transmittal and related documents and as amended from time to time, the “Exchange Offer Documents”) previously filed by Exelon and Xchange with the Securities and Exchange Commission (the “SEC”). The Offer is made only through the Exchange Offer Documents. Investors and security holders are urged to read these documents and other relevant materials as they become available, because they will contain important information.

Exelon expects to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with the solicitation of proxies (the “NRG Meeting Proxy Statement”) for the 2009 annual meeting of NRG stockholders (the “NRG Meeting”). Exelon will also file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with its solicitation of proxies for a meeting of Exelon shareholders (the “Exelon Meeting”) to be called in order to approve the issuance of shares of Exelon common stock pursuant to the Offer (the “Exelon Meeting Proxy Statement”). Investors and security holders are urged to read the NRG Meeting Proxy Statement and the Exelon Meeting Proxy Statement and other relevant materials as they become available, because they will contain important information.

Investors and security holders can obtain copies of the materials described above (and all other related documents filed with the SEC) at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, toll free at 1-877-750-9501. Investors and security holders may also read and copy any reports, statements and other information filed by Exelon, Xchange or NRG with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

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Exelon, Xchange and the individuals to be nominated by Exelon for election to NRG’s Board of Directors will be participants in the solicitation of proxies from NRG stockholders for the NRG Meeting or any adjournment or postponement thereof. Exelon and Xchange will be participants in the solicitation of proxies from Exelon shareholders for the Exelon Meeting or any adjournment or postponement thereof. In addition, certain directors and executive officers of Exelon and Xchange may solicit proxies for the Exelon Meeting and the NRG Meeting. Information about Exelon and Exelon’s directors and executive officers is available in Exelon’s proxy statement, dated March 20, 2008, filed with the SEC in connection with Exelon’s 2008 annual meeting of shareholders. Information about Xchange and Xchange’s directors and executive officers is available in Schedule II to the Prospectus/Offer to Exchange. Information about any other participants will be included in the NRG Meeting Proxy Statement or the Exelon Meeting Proxy Statement, as applicable.

Forward Looking Statements

This news release includes forward-looking statements including, for example, statements regarding benefits of the proposed merger, integration plans and expected synergies. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The factors that could cause actual results to differ materially from these forward-looking statements include Exelon’s ability to achieve the synergies contemplated by the proposed transaction, Exelon’s ability to promptly and effectively integrate the businesses of NRG and Exelon, and the timing to consummate the proposed transaction and obtain required regulatory approvals as well as those discussed in (1) Exelon’s preliminary prospectus/offer to exchange that is contained in the Registration Statement on Form S-4, Reg. No. 333-155278, that Exelon has filed with the SEC in connection with the Offer; (2) Exelon’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (3) Exelon’s Third Quarter 2008 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 12; and (4) other factors discussed in Exelon’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release, except as required by law.

Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

All information in this news release concerning NRG, including its business, operations, and financial results, was obtained from public sources. While Exelon has no knowledge that any such information is inaccurate or incomplete, Exelon has not had the opportunity to verify any of that information.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended December 31, 2008 and 2007	1

Consolidating Statements of Operations - Twelve Months Ended December 31, 2008 and 2007	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Twelve Months Ended December 31, 2008 and 2007	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Twelve Months Ended December 31, 2008 and 2007	4

Consolidated Balance Sheets - December 31, 2008 and December 31, 2007	5

Consolidated Statements of Cash Flows - Twelve Months Ended December 31, 2008 and 2007	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended December 31, 2008 and 2007	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Twelve Months Ended December 31, 2008 and 2007	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended December 31, 2008 and 2007	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Twelve Months Ended December 31, 2008 and 2007	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Twelve Months Ended December 31, 2008 and 2007	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Twelve Months Ended December 31, 2008 and 2007	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Twelve Months Ended December 31, 2008 and 2007	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Twelve Months Ended December 31, 2008 and 2007	14

Exelon Generation Statistics - Three Months Ended December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007	15

Exelon Generation Statistics - Twelve Months Ended December 31, 2008 and 2007	16

ComEd Statistics - Three and Twelve Months Ended December 31, 2008 and 2007	17

PECO Statistics - Three and Twelve Months Ended December 31, 2008 and 2007	18

EXELON CORPORATION

Consolidating Statements of Operations

(in millions)

	Three Months Ended December 31, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,443	$1,542	$1,372	$(864)	$4,493

Operating expenses
Purchased power	163	853	553	(865)	704
Fuel	494	—	210	—	704
Operating and maintenance	694	279	174	19	1,166
Depreciation and amortization	72	121	200	12	405
Taxes other than income	44	72	61	4	181

Total operating expenses	1,467	1,325	1,198	(830)	3,160

Operating income (loss)	976	217	174	(34)	1,333

Other income and deductions
Interest expense, net	(28)	(69)	(55)	(42)	(194)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(5)	—	(7)
Other, net	(177)	6	5	15	(151)

Total other income and deductions	(205)	(65)	(55)	(27)	(352)

Income (loss) from continuing operations before income taxes	771	152	119	(61)	981

Income taxes	239	61	39	(45)	294

Income (loss) from continuing operations	532	91	80	(16)	687

Income (loss) from discontinued operations	21	—	—	(1)	20

Net income (loss)	$553	$91	$80	$(17)	$707

	Three Months Ended December 31, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,568	$1,436	$1,385	$(835)	$4,554

Operating expenses
Purchased power	766	841	571	(827)	1,351
Fuel	372	—	194	(2)	564
Operating and maintenance	654	313	185	23	1,175
Depreciation and amortization	67	114	182	11	374
Taxes other than income	49	71	68	6	194

Total operating expenses	1,908	1,339	1,200	(789)	3,658

Operating income (loss)	660	97	185	(46)	896

Other income and deductions
Interest expense, net	(62)	(58)	(60)	(33)	(213)
Equity in losses of unconsolidated affiliates and investments	—	(2)	(2)	(13)	(17)
Other, net	87	48	10	91	236

Total other income and deductions	25	(12)	(52)	45	6

Income (loss) from continuing operations before income taxes	685	85	133	(1)	902

Income taxes	341	18	18	(37)	340

Income from continuing operations	344	67	115	36	562

Income (loss) from discontinued operations	(1)	—	—	1	—

Net income	$343	$67	$115	$37	$562

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Twelve Months Ended December 31, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$10,754	$6,136	$5,567	$(3,598)	$18,859

Operating expenses
Purchased power	1,867	3,582	2,411	(3,590)	4,270
Fuel	1,705	—	607	—	2,312
Operating and maintenance	2,717	1,125	731	(7)	4,566
Depreciation and amortization	274	464	854	42	1,634
Taxes other than income	197	298	265	18	778

Total operating expenses	6,760	5,469	4,868	(3,537)	13,560

Operating income (loss)	3,994	667	699	(61)	5,299

Other income and deductions
Interest expense, net	(136)	(348)	(226)	(122)	(832)
Equity in losses of unconsolidated affiliates and investments	(1)	(8)	(16)	(1)	(26)
Other, net	(469)	18	18	26	(407)

Total other income and deductions	(606)	(338)	(224)	(97)	(1,265)

Income (loss) from continuing operations before income taxes	3,388	329	475	(158)	4,034

Income taxes	1,130	128	150	(91)	1,317

Income (loss) from continuing operations	2,258	201	325	(67)	2,717

Income from discontinued operations	20	—	—	—	20

Net income (loss)	$2,278	$201	$325	$(67)	$2,737

	Twelve Months Ended December 31, 2007
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$10,749	$6,104	$5,613	$(3,550)	$18,916

Operating expenses
Purchased power	2,705	3,747	2,366	(3,536)	5,282
Fuel	1,746	—	617	(3)	2,360
Operating and maintenance	2,454	1,091	630	114	4,289
Depreciation and amortization	267	440	773	40	1,520
Taxes other than income	185	314	280	18	797

Total operating expenses	7,357	5,592	4,666	(3,367)	14,248

Operating income (loss)	3,392	512	947	(183)	4,668

Other income and deductions
Interest expense, net	(161)	(318)	(248)	(123)	(850)
Equity in earnings (losses) of unconsolidated affiliates and investments	1	(7)	(7)	(93)	(106)
Other, net	155	58	45	202	460

Total other income and deductions	(5)	(267)	(210)	(14)	(496)

Income (loss) from continuing operations before income taxes	3,387	245	737	(197)	4,172

Income taxes	1,362	80	230	(226)	1,446

Income from continuing operations	2,025	165	507	29	2,726

Income from discontinued operations	4	—	—	6	10

Net income	$2,029	$165	$507	$35	$2,736

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$2,443	$2,568	$(125)	$10,754	$10,749	$5

Operating expenses
Purchased power	163	766	(603)	1,867	2,705	(838)
Fuel	494	372	122	1,705	1,746	(41)
Operating and maintenance	694	654	40	2,717	2,454	263
Depreciation and amortization	72	67	5	274	267	7
Taxes other than income	44	49	(5)	197	185	12

Total operating expenses	1,467	1,908	(441)	6,760	7,357	(597)

Operating income	976	660	316	3,994	3,392	602

Other income and deductions
Interest expense, net	(28)	(62)	34	(136)	(161)	25
Equity in earnings (losses) of investments	—	—	—	(1)	1	(2)
Other, net	(177)	87	(264)	(469)	155	(624)

Total other income and deductions	(205)	25	(230)	(606)	(5)	(601)

Income from continuing operations before income taxes	771	685	86	3,388	3,387	1

Income taxes	239	341	(102)	1,130	1,362	(232)

Income from continuing operations	532	344	188	2,258	2,025	233

Income (loss) from discontinued operations	21	(1)	22	20	4	16

Net income	$553	$343	$210	$2,278	$2,029	$249

	ComEd

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$1,542	$1,436	$106	$6,136	$6,104	$32

Operating expenses
Purchased power	853	841	12	3,582	3,747	(165)
Operating and maintenance	279	313	(34)	1,125	1,091	34
Depreciation and amortization	121	114	7	464	440	24
Taxes other than income	72	71	1	298	314	(16)

Total operating expenses	1,325	1,339	(14)	5,469	5,592	(123)

Operating income	217	97	120	667	512	155

Other income and deductions
Interest expense, net	(69)	(58)	(11)	(348)	(318)	(30)
Equity in losses of unconsolidated affiliates	(2)	(2)	—	(8)	(7)	(1)
Other, net	6	48	(42)	18	58	(40)

Total other income and deductions	(65)	(12)	(53)	(338)	(267)	(71)

Income before income taxes	152	85	67	329	245	84

Income taxes	61	18	43	128	80	48

Net income	$91	$67	$24	$201	$165	$36

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$1,372	$1,385	$(13)	$5,567	$5,613	$(46)

Operating expenses
Purchased power	553	571	(18)	2,411	2,366	45
Fuel	210	194	16	607	617	(10)
Operating and maintenance	174	185	(11)	731	630	101
Depreciation and amortization	200	182	18	854	773	81
Taxes other than income	61	68	(7)	265	280	(15)

Total operating expenses	1,198	1,200	(2)	4,868	4,666	202

Operating income	174	185	(11)	699	947	(248)

Other income and deductions
Interest expense, net	(55)	(60)	5	(226)	(248)	22
Equity in losses of unconsolidated affiliates	(5)	(2)	(3)	(16)	(7)	(9)
Other, net	5	10	(5)	18	45	(27)

Total other income and deductions	(55)	(52)	(3)	(224)	(210)	(14)

Income before income taxes	119	133	(14)	475	737	(262)

Income taxes	39	18	21	150	230	(80)

Net income	$80	$115	$(35)	$325	$507	$(182)

	Other (a)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Variance	2008	2007	Variance
Operating revenues	$(864)	$(835)	$(29)	$(3,598)	$(3,550)	$(48)

Operating expenses
Purchased power	(865)	(827)	(38)	(3,590)	(3,536)	(54)
Fuel	—	(2)	2	—	(3)	3
Operating and maintenance	19	23	(4)	(7)	114	(121)
Depreciation and amortization	12	11	1	42	40	2
Taxes other than income	4	6	(2)	18	18	—

Total operating expenses	(830)	(789)	(41)	(3,537)	(3,367)	(170)

Operating loss	(34)	(46)	12	(61)	(183)	122

Other income and deductions
Interest expense, net	(42)	(33)	(9)	(122)	(123)	1
Equity in losses of unconsolidated affiliates and investments	—	(13)	13	(1)	(93)	92
Other, net	15	91	(76)	26	202	(176)

Total other income and deductions	(27)	45	(72)	(97)	(14)	(83)

Loss from continuing operations before income taxes	(61)	(1)	(60)	(158)	(197)	39

Income taxes	(45)	(37)	(8)	(91)	(226)	135

Income (loss) from continuing operations	(16)	36	(52)	(67)	29	(96)

Income (loss) from discontinued operations	(1)	1	(2)	—	6	(6)

Net income (loss)	$(17)	$37	$(54)	$(67)	$35	$(102)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	December 31, 2008	December 31, 2007
Current assets
Cash and cash equivalents	$1,271	$311
Restricted cash and investments	75	118
Accounts receivable, net
Customer	1,928	2,041
Other	324	611
Mark-to-market derivative assets	410	247
Inventories, net
Fossil fuel	315	252
Materials and supplies	528	471
Deferred income taxes	—	102
Other	517	427

Total current assets	5,368	4,580

Property, plant and equipment, net	25,813	24,153

Deferred debits and other assets
Regulatory assets	5,940	5,133
Nuclear decommissioning trust funds	5,500	6,823
Investments	715	731
Goodwill	2,625	2,625
Mark-to-market derivative assets	507	55
Other	1,349	1,261

Total deferred debits and other assets	16,636	16,628

Total assets	$47,817	$45,361

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$211	$616
Long-term debt due within one year	29	605
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	319	501
Accounts payable	1,416	1,450
Mark-to-market derivative liabilities	214	234
Accrued expenses	1,151	1,240
Other	740	983

Total current liabilities	4,080	5,629

Long-term debt	11,397	9,915
Long-term debt to PECO Energy Transition Trust	805	1,505
Long-term debt to other financing trusts	390	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	4,939	5,081
Asset retirement obligations	3,734	3,812
Pension obligations	4,111	777
Non-pension postretirement benefits obligations	2,255	1,717
Spent nuclear fuel obligation	1,015	997
Regulatory liabilities	2,520	3,301
Mark-to-market derivative liabilities	24	298
Other	1,413	1,560

Total deferred credits and other liabilities	20,011	17,543

Total liabilities	36,683	35,137

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,816	8,579
Treasury stock, at cost	(2,338)	(1,838)
Retained earnings	6,820	4,930
Accumulated other comprehensive loss, net	(2,251)	(1,534)

Total shareholders’ equity	11,047	10,137

Total liabilities and shareholders’ equity	$47,817	$45,361

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended December 31,
	2008	2007
Cash flows from operating activities
Net income	$2,737	$2,736
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	2,308	2,183
Deferred income taxes and amortization of investment tax credits	374	(104)
Net realized and unrealized mark-to-market transactions	(515)	102
Other non-cash operating activities	1,233	664
Changes in assets and liabilities:
Accounts receivable	67	(585)
Inventories	(109)	9
Accounts payable, accrued expenses and other current liabilities	136	330
Counterparty collateral asset	670	(246)
Counterparty collateral liability	357	(270)
Income taxes	(38)	160
Restricted cash	14	(15)
Pension and non-pension postretirement benefit contributions	(230)	(204)
Other assets and liabilities	(453)	(264)

Net cash flows provided by operating activities	6,551	4,496

Cash flows from investing activities
Capital expenditures	(3,117)	(2,674)
Proceeds from nuclear decommissioning trust fund sales	17,177	7,312
Investment in nuclear decommissioning trust funds	(17,462)	(7,527)
Proceeds from sale of investments	—	95
Change in restricted cash	29	(45)
Other investing activities	(5)	(70)

Net cash flows used in investing activities	(3,378)	(2,909)

Cash flows from financing activities
Issuance of long-term debt	2,265	1,621
Retirement of long-term debt	(1,398)	(262)
Retirement of long-term debt to financing affiliates	(1,038)	(1,020)
Change in short-term debt	(405)	311
Dividends paid on common stock	(1,335)	(1,180)
Proceeds from employee stock plans	130	215
Purchase of treasury stock	(436)	(1,208)
Purchase of forward contract in relation to certain treasury stock	(64)	(79)
Other financing activities	68	102

Net cash flows used in financing activities	(2,213)	(1,500)

Increase in cash and cash equivalents	960	87
Cash and cash equivalents at beginning of period	311	224

Cash and cash equivalents at end of period	$1,271	$311

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,493	$56	(b),(g)	$4,549	$4,554	$92	(b),(c),(g),(i)	$4,646

Operating expenses
Purchased power	704	204	(c)	908	1,351	(205	) (c),(j)	1,146
Fuel	704	(50	) (c)	654	564	41	(c)	605
Operating and maintenance	1,166	(23	) (b),(d)	1,143	1,175	12	(h)	1,187
Depreciation and amortization	405	—		405	374	—		374
Taxes other than income	181	—		181	194	—		194

Total operating expenses	3,160	131		3,291	3,658	(152)		3,506

Operating income	1,333	(75)		1,258	896	244		1,140

Other income and deductions
Interest expense, net	(194)	—		(194)	(213)	4	(k)	(209)
Equity in losses of unconsolidated affiliates and investments	(7)	—		(7)	(17)	12	(h)	(5)
Other, net	(151)	189	(e)	38	236	(75	) (h)	161

Total other income and deductions	(352)	189		(163)	6	(59)		(53)

Income from continuing operations before income taxes	981	114		1,095	902	185		1,087

Income taxes	294	91	(b),(c),(d),(e),(g)	385	340	70	(b),(c),(h),(i),(j),(k)	410

Income from continuing operations	687	23		710	562	115		677

Income (loss) from discontinued operations	20	(21	) (f)	(1)	—	—		—

Net income	$707	$2		$709	$562	$115		$677

Earnings per average common share
Basic:
Income from continuing operations	$1.04	$0.03		$1.07	$0.85	$0.18		$1.03
Income from discontinued operations	0.03	(0.03)		—	—	—		—

Net income	$1.07	$—		$1.07	$0.85	$0.18		$1.03

Diluted:
Income from continuing operations	$1.04	$0.03		$1.07	$0.84	$0.18		$1.02
Income from discontinued operations	0.03	(0.03)		—	—	—		—

Net income	$1.07	$—		$1.07	$0.84	$0.18		$1.02

Average common shares outstanding
Basic	658			658	661			661
Diluted	661			661	666			666

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.04				$0.28
Mark-to-market impact of economic hedging activities (c)		(0.15)				0.03
NRG acquisition costs (d)		0.02				—
Unrealized losses related to nuclear decommissioning trust fund investments (e)		0.10				—
Resolution of tax matters at Generation related to Sithe (f)		(0.03)				—
City of Chicago settlement with ComEd (g)		0.02				0.02
Investments in synthetic fuel-producing facilities (h)		—				(0.03)
Termination of Generation’s PPA with State Line (i)		—				(0.19)
Georgia Power tolling agreement (j)		—				0.11
Non-cash deferred tax items (k)		—				(0.04)

Total adjustments		$—				$0.18

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude external costs in 2008 associated with Exelon’s proposed acquisition of NRG Energy, Inc.
(e)	Adjustment to exclude the unrealized losses associated with Generation’s nuclear decommissioning trust (NDT) fund investments and the associated contractual accounting relating to income taxes.
(f)	Adjustment to exclude the resolution of tax matters at Generation related to Sithe Energies, Inc. (Sithe).
(g)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(h)	Adjustment to exclude the 2007 financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the mark-to-market gains (losses) associated with the related derivatives.
(i)	Adjustment to exclude the income associated with the termination of Generation’s power purchase agreement (PPA) with State Line Energy, L.L.C. (State Line).
(j)	Adjustment to exclude the loss associated with Generation’s tolling agreement with Georgia Power related to a contract with Tenaska Georgia Partners, LP (Tenaska).
(k)	Adjustment to exclude non-cash deferred tax items.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Twelve Months Ended December 31, 2008				Twelve Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$18,859	$245	(b),(h)	$19,104	$18,916	$236	(b),(c),(h),(j)	$19,152

Operating expenses
Purchased power	4,270	414	(c)	4,684	5,282	(378	) (c),(j)	4,904
Fuel	2,312	38	(c)	2,350	2,360	81	(c)	2,441
Operating and maintenance	4,566	—	(b),(d),(f)	4,566	4,289	(72	) (b),(d),(i)	4,217
Depreciation and amortization	1,634	—		1,634	1,520	—		1,520
Taxes other than income	778	—		778	797	—		797

Total operating expenses	13,560	452		14,012	14,248	(369)		13,879

Operating income	5,299	(207)		5,092	4,668	605		5,273

Other income and deductions
Interest expense, net	(832)	—		(832)	(850)	7	(i)	(843)
Equity in losses of unconsolidated affiliates and investments	(26)	—		(26)	(106)	93	(i)	(13)
Other, net	(407)	524	(g)	117	460	(196	) (i),(l)	264

Total other income and deductions	(1,265)	524		(741)	(496)	(96)		(592)

Income from continuing operations before income taxes	4,034	317		4,351	4,172	509		4,681

Income taxes	1,317	253	(b),(c),(d),(f),(g),(h)	1,570	1,446	317	(b),(c),(d),(h),(i),(j),(k),(l),(m)	1,763

Income from continuing operations	2,717	64		2,781	2,726	192		2,918

Income from discontinued operations	20	(20	) (e)	—	10	(5	) (e)	5

Net income	$2,737	$44		$2,781	$2,736	$187		$2,923

Earnings per average common share
Basic:
Income from continuing operations	$4.13	$0.10		$4.23	$4.06	$0.29		$4.35
Income (loss) from discontinued operations	0.03	(0.03)		—	0.02	(0.01)		0.01

Net income	$4.16	$0.07		$4.23	$4.08	$0.28		$4.36

Diluted:
Income from continuing operations	$4.10	$0.10		$4.20	$4.03	$0.28		$4.31
Income (loss) from discontinued operations	0.03	(0.03)		—	0.02	(0.01)		0.01

Net income	$4.13	$0.07		$4.20	$4.05	$0.27		$4.32

Average common shares outstanding
Basic	658			658	670			670
Diluted	662			662	676			676

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (b)		$0.22				$0.41
Mark-to-market impact of economic hedging activities (c)		(0.41)				0.15
Decommissioning obligation reduction (d)		(0.02)				(0.03)
Resolution of tax matters at Generation related to Sithe (e)		(0.03)				(0.01)
NRG acquisition costs (f)		0.02				—
Unrealized losses related to NDT fund investments (g)		0.27				—
City of Chicago settlement with ComEd (h)		0.02				0.02
Investments in synthetic fuel-producing facilities (i)		—				(0.14)
Termination of Generation’s PPA with State Line (j)		—				(0.19)
Georgia Power tolling agreement (k)		—				0.11
Gain from sale of Generation’s investments in TEG and TEP (l)		—				(0.01)
Non-cash deferred tax items (m)		—				(0.04)

Total adjustments		$0.07				$0.27

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude the decrease in Generation’s decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(e)	Adjustment to exclude the resolution of tax matters at Generation related to Sithe.
(f)	Adjustment to exclude external costs in 2008 associated with Exelon’s proposed acquisition of NRG Energy, Inc.
(g)	Adjustment to exclude the unrealized losses associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(h)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(i)	Adjustment to exclude the 2007 financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the mark-to-market gains (losses) associated with the related derivatives.
(j)	Adjustment to exclude the income associated with the termination of Generation’s PPA with State Line.
(k)	Adjustment to exclude the loss associated with Generation’s tolling agreement with Georgia Power related to a contract with Tenaska.
(l)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP).
(m)	Adjustment to exclude non-cash deferred tax items.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended December 31, 2008 and 2007

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2007 GAAP Earnings	$0.84	$343	$67	$115	$37	$562

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.28	179	5	—	—	184
Mark-to-Market Impact of Economic Hedging Activities	0.03	21	(2)	—	3	22
City of Chicago Settlement with ComEd	0.02	—	14	—	—	14
Investments in Synthetic Fuel-Producing Facilities (1)	(0.03)	—	—	—	(18)	(18)
Termination of Generation’s PPA with State Line	(0.19)	(130)	—	—	—	(130)
Georgia Power Tolling Agreement (2)	0.11	72	—	—	—	72
Non-Cash Deferred Tax Items	(0.04)	34	—	—	(63)	(29)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	1.02	519	84	115	(41)	677

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (3)	0.02	12	—	—	—	12
ComEd and PECO Margins:
Weather	(0.01)	—	—	(5)	—	(5)
Other Energy Delivery (4)	0.07	—	52	(3)	—	49
Bad Debt	0.01	—	3	5	—	8
Labor, Contracting and Materials (5)	—	(1)	4	(4)	—	(1)
Exelon Foundation Contribution (6)	0.05	—	—	—	30	30
Nuclear Plant Development Costs (7)	0.04	29	—	—	—	29
Other Operating and Maintenance Expense (8)	(0.03)	(31)	4	4	—	(23)
Depreciation and Amortization (9)	(0.03)	(3)	(4)	(13)	—	(20)
Nuclear Decommissioning Trust Fund Rebalancing (10)	(0.06)	(38)	—	—	—	(38)
Tax Method Change - Overhead Costs (11)	(0.04)	38	(22)	(31)	(13)	(28)
Income Taxes (12)	—	(6)	(13)	2	20	3
Other (13)	0.02	11	(3)	10	(2)	16
Share Differential (14)	0.01	—	—	—	—	—

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	1.07	530	105	80	(6)	709

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.04)	(23)	(3)	—	—	(26)
Mark-to-Market Impact of Economic Hedging Activities	0.15	93	—	—	—	93
City of Chicago Settlement with ComEd	(0.02)	—	(11)	—	—	(11)
Unrealized Losses Related to NDT Fund Investments	(0.10)	(68)	—	—	—	(68)
NRG Acquisition Costs (15)	(0.02)	—	—	—	(11)	(11)
Resolution of Tax Matters at Generation Related to Sithe	0.03	21	—	—	—	21

2008 GAAP Earnings (Loss)	$1.07	$553	$91	$80	$(17)	$707

(1)	Reflects the 2007 financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(2)	Reflects the loss in 2007 associated with Generation’s tolling agreement with Georgia Power related to a contract with Tenaska.
(3)	Primarily reflects increased nuclear output and lower purchased power costs, partially offset by higher nuclear fuel costs and impairments of stored oil inventory in 2008.
(4)	Primarily reflects in 2008 the impact of increased distribution revenue at ComEd resulting from the 2007 distribution rate case.
(5)	Primarily reflects labor-related inflation across the operating companies, primarily offset by decreased Generation contracting and ComEd labor and material costs.
(6)	Reflects the impact of a 2007 charitable contribution to the Exelon Foundation.
(7)	Reflects a decrease in costs associated with the possible construction of a new nuclear plant in Texas.
(8)	Primarily reflects a 2008 planned nuclear refueling outage at Salem, an increase in the asbestos removal cost obligation at Generation and decreased nuclear insurance credits received in 2008.
(9)	Reflects increased amortization at PECO due to increased scheduled competitive transition charge (CTC) amortization and increased depreciation due to ongoing capital expenditures across the operating companies.
(10)	Reflects the impact on net income of gains realized in 2007 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy.
(11)	Reflects decreased income tax benefits associated with Exelon’s tax method of capitalizing overhead costs.
(12)	Primarily reflects state income tax benefits resulting from favorable settlements and tax planning at Exelon and Generation and a decrease in PECO’s pre-tax income at marginal rates higher than effective rates, partially offset by a 2007 federal settlement at ComEd related to refund claims for research and development costs.
(13)	Primarily reflects decreased interest expense at Generation and increased interest income and decreased taxes other than income at PECO.
(14)	Reflects the impact on earnings per share due to a decrease in Exelon’s diluted common shares outstanding.
(15)	Reflects external costs in 2008 associated with Exelon’s proposed acquisition of NRG Energy, Inc.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Twelve Months Ended December 31, 2008 and 2007

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2007 GAAP Earnings	$4.05	$2,029	$165	$507	$35	$2,736

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.41	256	24	—	—	280
Mark-to-Market Impact of Economic Hedging Activities	0.15	104	(3)	—	—	101
Decommissioning Obligation Reduction (1)	(0.03)	(18)	—	—	—	(18)
City of Chicago Settlement with ComEd	0.02	—	14	—	—	14
Resolution of Tax Matters at Generation Related to Sithe	(0.01)	(5)	—	—	—	(5)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.14)	—	—	—	(87)	(87)
Termination of Generation’s PPA with State Line	(0.19)	(130)	—	—	—	(130)
Georgia Power Tolling Agreement (3)	0.11	72	—	—	—	72
Gain from Sale of Generation’s Investments in TEG and TEP	(0.01)	(11)	—	—	—	(11)
Non-Cash Deferred Tax Items	(0.04)	34	—	—	(63)	(29)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	4.32	2,331	200	507	(115)	2,923

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (4)	0.19	126	—	—	—	126
ComEd and PECO Margins:
Weather	(0.09)	—	(23)	(37)	—	(60)
Other Energy Delivery (5)	0.17	—	127	(11)	—	116
PJM Settlement (6)	(0.04)	(20)	—	(7)	—	(27)
Bad Debt (7)	(0.12)	(14)	(7)	(61)	—	(82)
Labor, Contracting and Materials (8)	(0.10)	(42)	(15)	(11)	—	(68)
Exelon Foundation Contribution (9)	0.05	—	—	—	30	30
Nuclear Plant Development Costs (10)	0.02	14	—	—	—	14
Planned Nuclear Refueling Outages (11)	(0.06)	(42)	—	—	—	(42)
Discrete Items Resulting From the Distribution Rate Case (12)	(0.02)	—	(15)	—	—	(15)
Other Operating and Maintenance Expense (13)	(0.08)	(49)	—	—	(4)	(53)
Depreciation and Amortization (14)	(0.11)	(6)	(13)	(56)	—	(75)
Nuclear Decommissioning Trust Activity (15)	(0.08)	(56)	—	—	—	(56)
Tax Method Change - Overhead Costs (16)	(0.03)	32	(13)	(27)	(13)	(21)
Income Taxes (17)	0.09	20	(19)	21	37	59
Reduction of a Liability Related to Property Taxes (18)	(0.03)	—	—	(23)	—	(23)
Other (19)	0.04	(1)	(3)	30	9	35
Share Differential (20)	0.08	—	—	—	—	—

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	4.20	2,293	219	325	(56)	2,781

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.22)	(138)	(7)	—	—	(145)
Mark-to-Market Impact of Economic Hedging Activities	0.41	272	—	—	—	272
Decommissioning Obligation Reduction (1)	0.02	15	—	—	—	15
City of Chicago Settlement with ComEd	(0.02)	—	(11)	—	—	(11)
Resolution of Tax Matters at Generation Related to Sithe	0.03	20	—	—	—	20
NRG Acquisition Costs (21)	(0.02)	—	—	—	(11)	(11)
Unrealized Losses Related to NDT Fund Investments	(0.27)	(184)	—	—	—	(184)

2008 GAAP Earnings (Loss)	$4.13	$2,278	$201	$325	$(67)	$2,737

(1)	Reflects a decrease in Generation’s decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(2)	Reflects the 2007 financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(3)	Reflects the loss in 2007 associated with Generation’s tolling agreement with Georgia Power related to a contract with Tenaska.
(4)	Primarily reflects higher realized prices on market sales, increased revenue from certain long options in Generation’s proprietary trading portfolio and gains related to the settlement of uranium supply agreements in 2008, partially offset by increased nuclear fuel costs, impairments of stored oil and gas inventory and lower nuclear output due to more refueling outage days in 2008.
(5)	Primarily reflects in 2008 the impact of increased transmission and distribution revenue at ComEd resulting from the 2007 transmission and distribution rate cases and an increase in sales volume at PECO, partially offset by a 2008 reduction in PECO’s distribution rates made to refund the 2007 Pennsylvania Public Utility Realty Tax Act (PURTA) tax settlement to customers (completely offset by lower taxes other than income as noted in number 19 below) and increased transmission expense at PECO.
(6)	Reflects the impact of the favorable 2007 PJM Interconnection, LLC billing settlement with PPL Electric approved by the Federal Energy Regulatory Commission.
(7)	For PECO and ComEd, reflects an increase in actual and projected uncollectible accounts, in part as a result of the current overall negative economic conditions. For Generation, reflects reserve for counterparty exposure to Lehman Brothers Holdings, Inc.
(8)	Primarily reflects labor-related inflation across the operating companies.
(9)	Reflects the impact of a 2007 charitable contribution to the Exelon Foundation.
(10)	Reflects a decrease in costs associated with the possible construction of a new nuclear plant in Texas.
(11)	Reflects increased operating and maintenance expense related to nuclear refueling outage costs for two additional planned refueling outages in 2008 as compared to 2007, excluding Salem.
(12)	Reflects discrete disallowances, net of allowed regulatory assets, mandated by the September 2008 Illinois Commerce Commission (ICC) order in ComEd’s 2007 delivery service rate case.
(13)	Primarily reflects a 2008 planned nuclear refueling outage at Salem, increased 2008 storm costs in the ComEd and PECO service territories, an increase in the asbestos removal cost obligation at Generation and decreased nuclear insurance credits received by Generation in 2008, partially offset by reduced stock-based compensation costs across the operating companies.
(14)	Primarily reflects increased amortization at PECO due to increased scheduled CTC amortization and increased depreciation due to ongoing capital expenditures across the operating companies.
(15)	Reflects the impact on net income of gains realized in 2007 on AmerGen’s decommissioning trust fund investments related to changes to the investment strategy and realized NDT fund losses related to a tax planning strategy in 2008.
(16)	Reflects decreased income tax benefits associated with Exelon’s tax method of capitalizing overhead costs.
(17)	Primarily reflects state income tax benefits resulting from favorable settlements and tax planning at Exelon and Generation and a decrease in PECO’s pre-tax income at marginal rates higher than effective rates, partially offset by a 2007 federal settlement at ComEd related to refund claims for research and development costs.
(18)	Reflects the impact of the 2007 reduction of a liability associated with PECO’s property taxes under the PURTA settlement.
(19)	For Generation, primarily reflects increased taxes other than income, partially offset by decreased interest expense. For ComEd, primarily reflects increased interest expense, partially offset by decreased taxes other than income. For PECO, primarily reflects decreased taxes other than income (completely offset by lower revenues as noted in number 5 above) and decreased interest expense.
(20)	Reflects the impact on earnings per share due to a decrease in Exelon’s diluted common shares outstanding.
(21)	Reflects external costs in 2008 associated with Exelon’s proposed acquisition of NRG Energy, Inc.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,443	$37	(b)	$2,480	$2,568	$63	(b),(f)	$2,631

Operating expenses
Purchased power	163	204	(c)	367	766	(201	) (c),(f),(g)	565
Fuel	494	(50	) (c)	444	372	41	(c)	413
Operating and maintenance	694	—		694	654	—		654
Depreciation and amortization	72	—		72	67	—		67
Taxes other than income	44	—		44	49	—		49

Total operating expenses	1,467	154		1,621	1,908	(160)		1,748

Operating income	976	(117)		859	660	223		883

Other income and deductions
Interest expense, net	(28)	—		(28)	(62)	4	(h)	(58)
Other, net	(177)	189	(d)	12	87	—		87

Total other income and deductions	(205)	189		(16)	25	4		29

Income before income taxes	771	72		843	685	227		912

Income taxes	239	74	(b),(c),(d)	313	341	51	(b),(c),(f),(g),(h)	392

Income from continuing operations	532	(2)		530	344	176		520

Income (loss) from discontinued operations	21	(21	) (e)	—	(1)	—		(1)

Net income	$553	$(23)		$530	$343	$176		$519

	Twelve Months Ended December 31, 2008				Twelve Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$10,754	$221	(b)	$10,975	$10,749	$185	(b),(f)	$10,934

Operating expenses
Purchased power	1,867	414	(c)	2,281	2,705	(378	) (c),(f),(g)	2,327
Fuel	1,705	38	(c)	1,743	1,746	81	(c)	1,827
Operating and maintenance	2,717	25	(i)	2,742	2,454	29	(i)	2,483
Depreciation and amortization	274	—		274	267	—		267
Taxes other than income	197	—		197	185	—		185

Total operating expenses	6,760	477		7,237	7,357	(268)		7,089

Operating income	3,994	(256)		3,738	3,392	453		3,845

Other income and deductions
Interest expense, net	(136)	—		(136)	(161)	4	(h)	(157)
Equity in earnings (losses) of investments	(1)	—		(1)	1	—		1
Other, net	(469)	524	(d)	55	155	(18	) (j)	137

Total other income and deductions	(606)	524		(82)	(5)	(14)		(19)

Income before income taxes	3,388	268		3,656	3,387	439		3,826

Income taxes	1,130	233	(b),(c),(d),(i)	1,363	1,362	132	(b),(c),(f),(g),(h),(i),(j)	1,494

Income from continuing operations	2,258	35		2,293	2,025	307		2,332

Income (loss) from discontinued operations	20	(20	) (e)	—	4	(5	) (e)	(1)

Net income	$2,278	$15		$2,293	$2,029	$302		$2,331

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the unrealized losses associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(e)	Adjustment to exclude the resolution of tax matters at Generation related to Sithe.
(f)	Adjustment to exclude the income associated with the termination of Generation’s PPA with State Line.
(g)	Adjustment to exclude the loss associated with Generation’s tolling agreement with Georgia Power related to a contract with Tenaska.
(h)	Adjustment to exclude a non-cash deferred tax item.
(i)	Adjustment to exclude the decrease in Generation’s decommissioning obligation liability primarily related to the AmerGen nuclear plants.
(j)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,542	$19	(b),(d)	$1,561	$1,436	$29	(b),(c),(d)	$1,465
Operating expenses
Purchased power	853	—		853	841	—		841
Operating and maintenance	279	(4	) (b)	275	313	—		313
Depreciation and amortization	121	—		121	114	—		114
Taxes other than income	72	—		72	71	—		71

Total operating expenses	1,325	(4)		1,321	1,339	—		1,339

Operating income	217	23		240	97	29		126

Other income and deductions
Interest expense, net	(69)	—		(69)	(58)	—		(58)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(2)	—		(2)
Other, net	6	—		6	48	—		48

Total other income and deductions	(65)	—		(65)	(12)	—		(12)

Income before income taxes	152	23		175	85	29		114

Income taxes	61	9	(b),(d)	70	18	12	(b),(c),(d)	30

Net income	$91	$14		$105	$67	$17		$84

	Twelve Months Ended December 31, 2008				Twelve Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,136	$24	(b),(d)	$6,160	$6,104	$51	(b),(c),(d)	$6,155

Operating expenses
Purchased power	3,582	—		3,582	3,747	—		3,747
Operating and maintenance	1,125	(7	) (b)	1,118	1,091	(8	) (b)	1,083
Depreciation and amortization	464	—		464	440	—		440
Taxes other than income	298	—		298	314	—		314

Total operating expenses	5,469	(7)		5,462	5,592	(8)		5,584

Operating income	667	31		698	512	59		571

Other income and deductions
Interest expense, net	(348)	—		(348)	(318)	—		(318)
Equity in losses of unconsolidated affiliates	(8)	—		(8)	(7)	—		(7)
Other, net	18	—		18	58	—		58

Total other income and deductions	(338)	—		(338)	(267)	—		(267)

Income before income taxes	329	31		360	245	59		304

Income taxes	128	13	(b),(d)	141	80	24	(b),(c),(d)	104

Net income	$201	$18		$219	$165	$35		$200

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of ComEd’s economic hedging activities.
(d)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,372	$—	$1,372	$1,385	$—	$1,385

Operating expenses
Purchased power	553	—	553	571	—	571
Fuel	210	—	210	194	—	194
Operating and maintenance	174	—	174	185	—	185
Depreciation and amortization	200	—	200	182	—	182
Taxes other than income	61	—	61	68	—	68

Total operating expenses	1,198	—	1,198	1,200	—	1,200

Operating income	174	—	174	185	—	185

Other income and deductions
Interest expense, net	(55)	—	(55)	(60)	—	(60)
Equity in losses of unconsolidated affiliates	(5)	—	(5)	(2)	—	(2)
Other, net	5	—	5	10	—	10

Total other income and deductions	(55)	—	(55)	(52)	—	(52)

Income before income taxes	119	—	119	133	—	133

Income taxes	39	—	39	18	—	18

Net income	$80	$—	$80	$115	$—	$115

	Twelve Months Ended December 31, 2008			Twelve Months Ended December 31, 2007
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$5,567	$—	$5,567	$5,613	$—	$5,613

Operating expenses
Purchased power	2,411	—	2,411	2,366	—	2,366
Fuel	607	—	607	617		617
Operating and maintenance	731	—	731	630	—	630
Depreciation and amortization	854	—	854	773	—	773
Taxes other than income	265	—	265	280	—	280

Total operating expenses	4,868	—	4,868	4,666	—	4,666

Operating income	699	—	699	947	—	947

Other income and deductions
Interest expense, net	(226)	—	(226)	(248)	—	(248)
Equity in losses of unconsolidated affiliates	(16)	—	(16)	(7)	—	(7)
Other, net	18	—	18	45	—	45

Total other income and deductions	(224)	—	(224)	(210)	—	(210)

Income before income taxes	475	—	475	737	—	737

Income taxes	150	—	150	230	—	230

Net income	$325	$—	$325	$507	$—	$507

(a)	Results reported in accordance with GAAP.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(864)	$—		$(864)	$(835)	$—		$(835)

Operating expenses
Purchased power	(865)	—		(865)	(827)	(4	) (b)	(831)
Fuel	—	—		—	(2)	—		(2)
Operating and maintenance	19	(18	) (e)	1	23	12	(c)	35
Depreciation and amortization	12	—		12	11	—		11
Taxes other than income	4	—		4	6	—		6

Total operating expenses	(830)	(18)		(848)	(789)	8		(781)

Operating loss	(34)	18		(16)	(46)	(8)		(54)

Other income and deductions
Interest expense, net	(42)	—		(42)	(33)	—		(33)
Equity in losses of unconsolidated affiliates and investments	—	—		—	(13)	12	(c)	(1)
Other, net	15	—		15	91	(75	) (c)	16

Total other income and deductions	(27)	—		(27)	45	(63)		(18)

Loss from continuing operations before income taxes	(61)	18		(43)	(1)	(71)		(72)

Income taxes	(45)	7	(e)	(38)	(37)	7	(b),(c),(d)	(30)

Income (loss) from continuing operations	(16)	11		(5)	36	(78)		(42)

Income (loss) from discontinued operations	(1)	—		(1)	1	—		1

Net income (loss)	$(17)	$11		$(6)	$37	$(78)		$(41)

	Twelve Months Ended December 31, 2008				Twelve Months Ended December 31, 2007
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(3,598)	$—		$(3,598)	$(3,550)	$—		$(3,550)

Operating expenses
Purchased power	(3,590)	—		(3,590)	(3,536)	—		(3,536)
Fuel	—	—		—	(3)	—		(3)
Operating and maintenance	(7)	(18	) (e)	(25)	114	(93	) (c)	21
Depreciation and amortization	42	—		42	40	—		40
Taxes other than income	18	—		18	18	—		18

Total operating expenses	(3,537)	(18)		(3,555)	(3,367)	(93)		(3,460)

Operating loss	(61)	18		(43)	(183)	93		(90)

Other income and deductions
Interest expense, net	(122)	—		(122)	(123)	3	(c)	(120)
Equity in losses of unconsolidated affiliates and investments	(1)	—		(1)	(93)	93	(c)	—
Other, net	26	—		26	202	(178	) (c)	24

Total other income and deductions	(97)	—		(97)	(14)	(82)		(96)

Loss from continuing operations before income taxes	(158)	18		(140)	(197)	11		(186)

Income taxes	(91)	7	(e)	(84)	(226)	161	(c),(d)	(65)

Income (loss) from continuing operations	(67)	11		(56)	29	(150)		(121)

Income (loss) from discontinued operations	—	—		—	6	—		6

Net income (loss)	$(67)	$11		$(56)	$35	$(150)		$(115)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the the mark-to-market impact of Exelon’s economic hedging activities associated with Generation’s and ComEd’s financial swap contract.
(c)	Adjustment to exclude the 2007 financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.
(d)	Adjustment to exclude a non-cash deferred tax item.
(e)	Adjustment to exclude external costs in 2008 associated with Exelon’s proposed acquisition of NRG Energy, Inc.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Supply (in GWhs)
Nuclear	34,887	36,451	35,069	32,935	34,296
Purchased Power - Generation	6,100	8,761	5,575	5,827	9,068
Fossil and Hydro	2,162	2,685	2,910	2,812	2,350

Power Team Supply	43,149	47,897	43,554	41,574	45,714

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007
Electric Sales (in GWhs)
ComEd	5,261	6,629	5,218	6,092	5,362
PECO	9,760	11,333	9,761	10,112	9,957
Market and Retail	28,128	29,935	28,575	25,370	30,395

Total Electric Sales (a) (b)	43,149	47,897	43,554	41,574	45,714

Average Margin ($/MWh)
Average Realized Revenue
ComEd (c)	$63.30	$64.41	$63.82	$63.20	$63.22
PECO	49.28	53.03	52.04	48.75	49.31
Market and Retail (c)	54.18	65.98	61.91	57.19	54.81
Total Electric Sales	54.18	62.70	59.93	56.02	54.60
Average Purchased Power and Fuel Cost (d) (e)	$15.90	$26.16	$19.40	$17.25	$18.90
Average Margin (e)	$38.28	$36.54	$40.53	$38.77	$35.70

Around-the-clock Market Prices ($/MWh) (f)
PJM West Hub	$52.62	$77.37	$75.65	$68.53	$58.68
NiHub	38.06	53.28	51.39	53.35	45.92

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 2,153 GWhs, 3,092 GWhs, 1,784 GWhs, 1,862 GWhs and 4,780 GWhs for the three months ended December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, respectively.
(c)	$20 million and $29 million of pre-tax revenue during the three months ended December 31, 2008, resulting from the settlement of the ComEd swap starting in June 2008 and sales to ComEd under the RFP starting in September 2008, respectively, have been excluded from ComEd and included in Market and Retail sales.
(d)	Excludes the net impact of the $119 million pre-tax loss associated with Generation’s tolling agreement with Georgia Power related to a contract with Tenaska and costs associated with the termination of the State Line PPA during the three months ended December 31, 2007.
(e)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(f)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Twelve Months Ended December 31, 2008 and 2007

	December 31, 2008	December 31, 2007
Supply (in GWhs)
Nuclear	139,342	140,359
Purchased Power - Generation	26,263	38,021
Fossil and Hydro	10,569	11,270

Power Team Supply	176,174	189,650

	December 31, 2008	December 31, 2007
Electric Sales (in GWhs)
ComEd	23,200	23,062
PECO	40,966	41,343
Market and Retail	112,008	125,245

Total Electric Sales (a) (b)	176,174	189,650

Average Margin ($/MWh)
Average Realized Revenue
ComEd (c)	$63.71	$64.04
PECO	50.85	49.80
Market and Retail (c)	59.99	54.59
Total Electric Sales	58.35	54.70

Average Purchased Power and Fuel Cost (d) (e)	$19.87	$19.54

Average Margin (e)	$38.48	$35.16

Around-the-clock Market Prices ($/MWh) (f)
PJM West Hub	$68.52	$59.87
NiHub	49.00	45.53

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.
(b)	Total sales do not include trading volume of 8,891 GWhs and 20,323 GWhs for the twelve months ended December 31, 2008 and 2007, respectively.
(c)	$2 million of a pre-tax reduction in revenue and $29 million of pre-tax revenue during the year ended December 31, 2008, resulting from the settlement of the ComEd swap starting in June 2008 and sales to ComEd under the RFP starting in September 2008, respectively, have been excluded from ComEd and included in Market and Retail sales.
(d)	Excludes the net impact of the $119 million pre-tax loss associated with Generation’s tolling agreement with Georgia Power related to a contract with Tenaska and costs associated with the termination of the State Line PPA during the twelve months ended December 31, 2007.
(e)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(f)	Represents the average for the year.

EXELON CORPORATION

ComEd Statistics

Three Months Ended December 31, 2008 and 2007

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2008		2007		% Change	2008		2007		% Change
Full Service (a)
Residential	6,868		6,929		(0.9%)	$839		$752		11.6%
Small Commercial & Industrial	3,545		3,694		(4.0%)	373		365		2.2%
Large Commercial & Industrial	242		319		(24.1%)	18		26		(30.8%)
Public Authorities	97		203		(52.2%)	12		17		(29.4%)

Total Full Service	10,752		11,145		(3.5%)	1,242		1,160		7.1%

Delivery Only (b)
Residential	—	(c)	—	(c)		—	(c)	—	(c)
Small Commercial & Industrial	4,521		4,568		(1.0%)	78		69		13.0%
Large Commercial & Industrial	6,630		6,607		0.3%	80		67		19.4%
Public Authorities & Electric Railroads	213		124		71.8%	4		1		300.0%

Total Delivery Only	11,364		11,299		0.6%	162		137		18.2%

Total Retail	22,116		22,444		(1.5%)	1,404		1,297		8.2%

Other Revenue (d)						138		139		(0.7%)

Total Revenues						$1,542		$1,436		7.4%

Purchased Power						$853		$841		1.4%

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	2,455	2,143	2,278
Cooling Degree-Days	10	56	7

Twelve Months Ended December 31, 2008 and 2007

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2008		2007		% Change	2008		2007		% Change
Full Service (a)
Residential	28,389		29,374		(3.4%)	$3,284		$3,161		3.9%
Small Commercial & Industrial	14,937		16,468		(9.3%)	1,542		1,619		(4.8%)
Large Commercial & Industrial	1,045		1,949		(46.4%)	90		154		(41.6%)
Public Authorities	578		766		(24.5%)	52		67		(22.4%)

Total Full Service	44,949		48,557		(7.4%)	4,968		5,001		(0.7%)

Delivery Only (b)
Residential	—	(c)	—	(c)		—	(c)	—	(c)
Small Commercial & Industrial	18,550		17,380		6.7%	289		261		10.7%
Large Commercial & Industrial	27,764		27,122		2.4%	295		276		6.9%
Public Authorities & Electric Railroads	636		518		22.8%	7		5		40.0%

Total Delivery Only	46,950		45,020		4.3%	591		542		9.0%

Total Retail	91,899		93,577		(1.8%)	5,559		5,543		0.3%

Other Revenue (d)						577		561		2.9%

Total Revenues						$6,136		$6,104		0.5%

Purchased Power						$3,582		$3,747		(4.4%)

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	6,680	6,025	6,362
Cooling Degree-Days	828	1,111	855

(a)	Full service reflects deliveries to customers taking electric service under tariff rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge.
(c)	All ComEd customers have the choice to purchase electricity from a competitive electric supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of December 31, 2008 and 2007, multiple competitive electric suppliers had been granted approval to serve residential customers in the ComEd service territory, however there are a minimal number of residential customers being served by alternative suppliers with total activity of less than 1 GWh and $1 million.
(d)	Other revenue includes transmission revenue from PJM, sales to municipalities, other wholesale energy sales and economic hedge derivative contracts.

EXELON CORPORATION

PECO Statistics

Three Months Ended December 31, 2008 and 2007

	Electric and Gas Deliveries			Revenue (in millions)
	2008	2007	% Change	2008	2007	% Change
Electric (in GWhs)
Full Service (a)
Residential	3,136	3,179	(1.4%)	$430	$444	(3.2%)
Small Commercial & Industrial	1,953	1,969	(0.8%)	235	238	(1.3%)
Large Commercial & Industrial	3,954	4,077	(3.0%)	332	343	(3.2%)
Public Authorities & Electric Railroads	229	248	(7.7%)	22	24	(8.3%)

Total Full Service	9,272	9,473	(2.1%)	1,019	1,049	(2.9%)

Delivery Only (b)
Residential	6	8	(25.0%)	—	1	(100.0%)
Small Commercial & Industrial	98	124	(21.0%)	5	6	(16.7%)
Large Commercial & Industrial	1	5	(80.0%)	—	—	0.0%

Total Delivery Only	105	137	(23.4%)	5	7	(28.6%)

Total Electric Retail	9,377	9,610	(2.4%)	1,024	1,056	(3.0%)

Other Revenue (c)				70	68	2.9%

Total Electric Revenue				1,094	1,124	(2.7%)

Gas (in mmcfs)

Retail Sales	19,131	17,838	7.2%	272	241	12.9%
Transportation and Other	6,818	7,262	(6.1%)	6	20	(70.0%)

Total Gas	25,949	25,100	3.4%	278	261	6.5%

Total Electric and Gas Revenues				$1,372	$1,385	(0.9%)

Purchased Power				$553	$571	(3.2%)
Fuel				210	194	8.2%

Total Purchased Power and Fuel				$763	$765	(0.3%)

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	1,659	1,529	1,634
Cooling Degree-Days	19	110	21

Twelve Months Ended December 31, 2008 and 2007

	Electric and Gas Deliveries			Revenue (in millions)
	2008	2007	% Change	2008	2007	% Change
Electric (in GWhs)
Full Service (a)
Residential	13,287	13,446	(1.2%)	$1,916	$1,948	(1.6%)
Small Commercial & Industrial	8,211	8,288	(0.9%)	1,028	1,042	(1.3%)
Large Commercial & Industrial	16,474	16,522	(0.3%)	1,406	1,386	1.4%
Public Authorities & Electric Railroads	909	930	(2.3%)	87	89	(2.2%)

Total Full Service	38,881	39,186	(0.8%)	4,437	4,465	(0.6%)

Delivery Only (b)
Residential	30	42	(28.6%)	2	4	(50.0%)
Small Commercial & Industrial	469	571	(17.9%)	25	30	(16.7%)
Large Commercial & Industrial	3	14	(78.6%)	—	—	0.0%

Total Delivery Only	502	627	(19.9%)	27	34	(20.6%)

Total Electric Retail	39,383	39,813	(1.1%)	4,464	4,499	(0.8%)

Other Revenue (c)				282	276	2.2%

Total Electric Revenue				4,746	4,775	(0.6%)

Gas (in mmcfs)

Retail Sales	56,110	58,968	(4.8%)	795	784	1.4%
Transportation and Other	27,624	27,632	0.0%	26	54	(51.9%)

Total Gas	83,734	86,600	(3.3%)	821	838	(2.0%)

Total Electric and Gas Revenues				$5,567	$5,613	(0.8%)

Purchased Power				$2,411	$2,366	1.9%
Fuel				607	617	(1.6%)

Total Purchased Power and Fuel				$3,018	$2,983	1.2%

Heating and Cooling Degree-Days	2008	2007	Normal
Heating Degree-Days	4,403	4,560	4,638
Cooling Degree-Days	1,354	1,513	1,292

(a)	Full service reflects deliveries to customers taking electric service under tariff rates, which include the cost of electricity, the cost of transmission and distribution of the electricity and a CTC.
(b)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.